UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2014

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Idera Pharmaceuticals, Inc. (the “Company”) on December 12, 2014 (the “Original Form 8-K”). The Company is filing this Current Report on Form 8-K/A to amend and restate the language in Item 8.01 of the Original Form 8-K. Due to a filing agent error, the Original Form 8-K contained incorrect and incomplete information, which should not be used or relied upon for any purpose.

Item 8.01.	Other Events.

On December 11, 2014, Pillar Pharmaceuticals II, L.P. converted 313,341 shares of the Company’s Series E convertible preferred stock into 6,266,820 shares of the Company’s common stock in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of Series E Preferred Stock.

Pillar Invest Corporation has advised the Company that on December 9, 2014, December 10, 2014 and December 11, 2014, Participations Besancon, Pillar Pharmaceuticals I, L.P., Pillar Pharmaceuticals II, L.P., Pillar Pharmaceuticals III, L.P. and Pillar Pharmaceuticals IV, L.P. sold an aggregate of 2,489,154 shares of common stock of the Company. Included in the shares sold were 500,000 shares of the Company’s common stock that were issued to Participations Besancon on December 9, 2014 upon the exercise of outstanding warrants at an exercise price of $0.47 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: December 15, 2014	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary